As filed with the Securities and Exchange Commission on March 31, 2010
 Registration No. 333-64317
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
___________________________
FORM S-8
POST-EFFECTIVE AMENDMENT NO. 1
TO
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
___________________________

SHORE BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	52-1974638 (I.R.S. Employer Identification No.)

18 East Dover Street, Easton, Maryland  21601
(Address of Principal Executive Offices)

Shore Bancshares, Inc. 1998 Employee Stock Purchase Plan
(Full title of the plan)

W. Moorhead Vermilye
President
Shore Bancshares, Inc.
18 East Dover Street, Easton, Maryland 21601
(410) 822-1400
(Name, address and telephone number of agent for service)

Copies to:
Andrew D. Bulgin, Esquire
Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC
The Garrett Building
233 East Redwood Street
Baltimore, Maryland 21202
(410) 576-4280

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer □ Non-accelerated filer □ (Do not check if a smaller reporting company)	Accelerated filer ☑ Smaller reporting company □

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 is being filed, pursuant to the registrant’s undertaking in Item 9(a)(3) of Part II of the original Registration Statement, for the purpose of removing from registration the 29,204 shares of common stock of the registrant, par value $.01 per share, that remained unsold at the termination of the offering covered thereby.  The Shore Bancshares, Inc. 1998 Employee Stock Purchase Plan terminated pursuant to its terms, and all options granted thereunder have been exercised, have been forfeited or have lapsed.  Accordingly, the offering of shares pursuant to the foregoing plan has terminated, and the registrant removes such shares from registration.

PART II

Item 8.                      Exhibits.

           Exhibit 24 – Power of Attorney (included with signatures)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Easton, State of Maryland, on this 31st day of March, 2010.

SHORE BANCSHARES, INC.

By:	/s/ W. Moorhead Vermilye
W. Moorhead Vermilye
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS,  that each person whose  signature  appears below constitutes and appoints W. Moorhead Vermilye and Susan E. Leaverton, and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of March 31, 2010.

Signature	Title

/s/ Herbert L. Andrew III	Director
Herbert L. Andrew III

Director
Blenda W. Armistead

/s/ Lloyd L. Beatty, Jr.	Director
Lloyd L. Beatty, Jr.

/s/ William W. Duncan	Director
William W. Duncan

/s/ Richard C. Granville	Director
Richard C. Granville

Director
James A. Judge

/s/ Neil R. LeCompte	Director
Neil R. LeCompte

/s/ Jerry F. Pierson	Director
Jerry F. Pierson

/s/ Christopher F. Spurry	Director
Christopher F. Spurry

/s/ F. Winfield Trice, Jr.	Director
F. Winfield Trice, Jr.

/s/ John H. Wilson	Director
John H. Wilson

/s/ W. Moorhead Vermilye	Director
W. Moorhead Vermilye	President/CEO

/s/ Susan E. Leaverton	Treasurer/Principal Accounting Officer
Susan E. Leaverton

Exhibit No.	Description

24	Power of Attorney (included with signatures)